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                                                                    EXHIBIT 10.3


                              CONSULTING AGREEMENT

         This CONSULTING AGREEMENT (the "Agreement") is entered into as of the _____ day of October 2000 between ARIES EQUITY CORP., a New York corporation (the "Consultant") and PET QUARTERS, INC., an Arkansas corporation (the "Company").

                                   WITNESSETH:

         WHEREAS, the Company desires to engage the Consultant and the Consultant desires to be engaged by the Company pursuant to the terms and conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants herein contained, the parties agree as follows:

         1. Engagement. The Company hereby engages the Consultant to advise the Company on a range of corporate financial and associated matters which may be undertaken by the Company (collectively, the "Services.") The Services shall be rendered only upon the request of the Company and shall consist SOLELY of the following:

                  a. Analyze and assess for the Company alternatives for raising capital, including the use of private and public offerings of the securities of the Company;

                  b. Establishing relationships with securities broker-dealers and institutional investors for the purposes of obtaining capital through transactions not involving a public offering;

                  c. Providing the Company with recommendations, review of documents and other advice relating to selection and potential engagement of underwriters, market makers, legal counsel and accountants;

                  d. Advise the Company with respect to shareholder relations;

                  e. Identify opportunities for the Company involving a business combination with an appropriate merger or acquisition candidate;

                  f. General consulting advice for marketing, reorganization and restructuring.

         2.       Performance.

                  a. The Consultant will use its best efforts to furnish the Services to the Company on a timely basis.

                  b. It is understood and agreed that the Services do not include the provision by Consultant of public relations services, advertising services, accounting or auditing services, legal services or services in connection with acting as an underwriter, broker, dealer investment banker, market maker as to the



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                           securities of the Company. In this connection, it is
                           further understood and agreed that the Services do not require or contemplate that the Consultant will raise any capital for or on behalf of the Company.

                  c. The Consultant shall render the services from any location chosen by the Consultant.

                  d. The Consultant shall be required to devote only such time as the Consultant deems reasonably necessary, in the Consultant's sole discretion, to render the Services. Notwithstanding the foregoing, the Consultant shall not be required to devote more than 35 hours in any consecutive thirty-day period in rendering the Services.

3.       Information.

                  a. In order for the Consultant to furnish the Services, the Company will, as requested by the Consultant, furnish the Consultant with all information concerning the Company which Consultant reasonably deems appropriate in such form as the Consultant may require, will provide Consultant with access to the officers, directors, accountants, counsel and other advisors of the Company and will cause the accountants for the Company to timely prepare and furnish to the Consultant such financial statements of the Company as may be reasonably requested by the Consultant (collectively the "Due Diligence Information").

                  b. The Company hereby represents and warrants to the Consultant that all Due Diligence Information will be true and accurate in all material respects and will not contain any untrue statement or material fact and will not omit to state a material fact necessary in order to make all or any part of the Due Diligence Information not misleading in light of the circumstances under which such Due Diligence Information is provided.

                  c. The Company acknowledges and agrees that the Consultant will be using and relying upon the Due Diligence Information supplied by the Company and its officers, directors, agents or other designated parties as well as any information concerning the Company which is publicly available without any independent investigation or verification thereof and without any independent appraisal thereof by the Consultant.

                  d. The Consultant recognizes and accepts that some Due Diligence Information may not have been publicly disseminated and the wrongful use or distribution of such information may be a violation of the antifraud provisions of the federal securities laws.



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         4.       Service Term. Except as otherwise provided herein, the
                  Consultant shall be obligated to render the Services for a period of one year from the date hereof (the "Service Term").

         5. Suspension of Services and Termination. The Consultant shall not be required to render any of the Services during the Service Term during any time that the Company has breached any of its obligations under this Agreement. Any such breach shall not relieve the Company of any of its obligations under this Agreement, including, but not limited to, its obligation to pay the Compensation to the Consultant.

         6.       Compensation.

                  a. In consideration of the Services that the Consultant is obligated to provide to the Company pursuant hereto, the Company shall pay the following non-refundable compensation (collectively, the "Compensation") to the Consultant:

                           (1) Warrants to purchase up to 50,000 shares of the Company's common stock at a price of $.65 per share, subject to adjustment as set forth in the Warrants, upon the execution of this Consulting Agreement;

                           (2) Warrants to purchase up to 20,000 shares of the Company's common stock at a price of $.65 per share, subject to adjustment as set forth in the Warrants, at such time, as any, as the lowest offer for a share of the Company's common stock in any public market therefor is at least $1.00 for three consecutive trading days within one year from the date of this Consulting Agreement;

                           (3) Warrants to purchase up to 20,000 shares of the Company's common stock at a price of $.65 per share, subject to adjustment as set forth in the Warrants, at such time, as any, as the lowest offer for a share of the Company's common stock in any public market therefor is at least $1.25 for three consecutive trading days within one year from the date of this Consulting Agreement;

                           (4) Warrants to purchase up to 20,000 shares of the Company's common stock at a price of $.65 per share, subject to adjustment as set forth in the Warrants, at such time, as any, as the lowest offer for a share of the Company's common stock in any public market therefor is at least $1.50 for three consecutive trading days within one year from the date of this Consulting Agreement;

                           (5) Warrants to purchase up to 7,500 shares of the Company's common stock at a price of $.65 per share, subject to adjustment as set forth in the Warrants, as such time, as any, as each $100,000 of capital is



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                                    obtained by the Company in one or more
                                    transactions which are intended to not
                                    involve a public offering as a result,
                                    directly or indirectly, of an introduction by the Consultant within two years from the date of this Consulting Agreement; and

                           (6) cash payments of 5% of each $100,000 of capital obtained by the Company as described in subparagraph 6.a.(5) above within two business days after such capital is received by the Company.

                  b. For purposes of this Paragraph 6, capital shall include, but not be limited to, proceeds received or receivable by the Company or any subsidiary thereof in connection with the issuance of any debt or equity security or other instrument.

                  c. All Warrants to be issued pursuant to this Paragraph 6 (the "Warrants") shall be exercisable during the period of five years subsequent to the date of its issuance and shall be in the form set forth in Exhibit A hereto.

                  d. For purposes of this Paragraph 6, the lowest offer for a share of the Company's common stock in any public market shall be adjusted in the same manner as is the exercise price of the Warrants as set forth in Exhibit A.

         6. Expenses. The Company shall promptly reimburse the Consultant for all expenses pre-approved in writing and incurred by the Consultant in connection with the Services upon presentation of corresponding receipts or other documentation to support such expenses, provided, however, that the Company will allow Consultant to submit and shall reimburse a maximum monthly aggregate sum of $250 for incidental expenses incurred without prior written consent of the Company as long as such expenses are reasonable and incurred by the Consultant in connection with the Services provided to the Company and no other entity or client of Consultant.

         7. Public Disclosure. Any reference to the Consultant or any advice, information or other matter pertaining to the Services shall not be publicly disclosed or made available to any third parties without the prior written consent of the Consultant, unless such disclosure is required by law.

         8.       Indemnification.

                  a. The Company hereby agrees to indemnify, defend and hold harmless the Consultant, its affiliates, directors, officers, partners, agents and employees and each other person, if any, controlling the Consultant or any of its affiliates (collectively, the "Consultant Indemnified Parties"), to the full extent lawful, from and against any and all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs and expenses, including, without limitation, interest, penalties and attorneys' fees and expenses asserted against, imposed upon or incurred by the Consultant Indemnified Parties



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                           resulting from or by reason of a breach of any
                           representation, warranty or covenant contained herein or as a result of any action improperly taken or omitted to be taken as required hereby by the Company, its agents or employees.

                  b. The Consultant hereby agrees to indemnify, defend and hold harmless the Company, its affiliates, directors, officers, partners, agents and employees and each other person, if any, controlling the Company or any of its affiliates (collectively, the "Company Indemnified Parties"), to the full extent lawful, from and against any and all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs and expenses, including, without limitation, interest, penalties and attorneys' fees and expenses asserted against, imposed upon or incurred by the Company Indemnified Parties resulting from or by reason of a breach of any representation, warranty or covenant contained herein or as a result of any action improperly taken or omitted to be taken as required hereby by the Consultant, its agents, assigns or employees. The aggregate liability of the Consultant with respect to such indemnification shall be limited to the total Compensation of the Consultant under this Agreement which has then been paid to the Consultant, its agents, assigns or employees whether in the form of cash, Warrant, or the profits derived by the Consultant through the sale of such Warrants and whether such Compensation is actually received by warrant or assigned to a third party by Consultant in accordance with paragraph 16 hereof.

                  c. No party shall be liable to indemnify any other party to the extent that demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs or expenses against the liable party resulted from bad faith, misrepresentation, omission, negligence or disregard of duty, or breach of any applicable foreign, federal or state laws concerning the sales, marketing, trading, promotion or registration of securities by such party, its agents, assigns or employees.

                  d. The rights of indemnification as set forth in this Paragraph 8 shall be in addition to any rights that the Consultant Indemnified Parties or Company Indemnified Parties or any other person entitled to indemnification may have in law or otherwise, including but not limited to, any right to contribution, provided, however, in no event shall the Consultant be liable or responsible for any amount in excess of the Compensation actually paid to the Consultant, its agents, assigns or employees whether in the form of cash, Warrant, or the profits derived by the Consultant through the sale of such Warrants and whether such Compensation is actually received by warrant or assigned to a third party by Consultant in accordance with paragraph 16 hereof.

                  e. Any party seeking indemnification ("Indemnitee") shall notify the other party ("Indemnitor") of any claim against Indemnitee within 15 days after it has notice of such claim, but failure to notify Indemnitor shall in no case prejudice



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                           the rights of Indemnitee under this Agreement unless
                           Indemnitor shall be prejudiced by such failure and then only to the extent of such prejudice. Should Indemnitor fail to discharge or undertake to defend Indemnitee against such liability (with counsel reasonably approved by Indemnitee), within 10 days after Indemnitee gives Indemnitor written notice of the same, then Indemnitee may settle such claim, and Indemnitor's liability to Indemnitee shall be conclusively established by such settlement, the amount of such liability to include both the settlement consideration and the reasonable costs and expenses, including attorney's fees, incurred by Indemnitee in effecting such settlement. Indemnitee shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of Indemnitee unless: (a) the employment of such counsel and the fees payable thereto shall have been authorized in writing by Indemnitor in connection with the defense of such action, (b) Indemnitor shall not have employed counsel to direct the defense of such action, or (c) Indemnitee shall have reasonably concluded that there may be defenses available to it which are different from or additional to those available to Indemnitor which results in a conflict of interest (in which case Indemnitor shall not have the right to direct the defense of such action or of Indemnitee), in any of which events such fees and expenses shall be borne by Indemnitor.

         10. Status of Consultant. The Consultant shall be deemed to be an independent contractor. The Consultant shall have no authority to, and shall not, bind the Company to any agreement or obligation with a third party. Nothing in this Agreement shall be construed to constitute the parties hereto as partners or joint venturers with each other.

         11. Other Activities of Consultant Indemnified Parties. The Company recognizes and accepts the fact that the Consultant Indemnified Parties now render, and in all probability will continue to render, services which are substantially similar to the Services to other parties, some of which may conduct business and have activities similar to those of the Company. The Company specifically authorizes the Consultant Indemnified Parties to continue with such activities.

         12. Other Agreements and Understandings. If the Company, following the issuance of any Warrants to Consultant pursuant to this Agreement, at any time registers its shares of common stock for sale or resale under the Securities Act of 1933 or the Arkansas Securities Act (collectively or individually the "Securities Act(s)") in connection with an underwritten public offering, the Company shall cause the Company's shares underlying the issued Warrants to be registered under the applicable Securities Act as part of such registration of the underwritten public offering. The cost of all such registrations shall be borne by the Company except for fees and disbursements of special counsel or consultants retained by the Consultant and underwriters or brokers discounts applicable to the securities. If the managing underwriter shall advise the Company and the Consultant in writing that the inclusion in any registration pursuant hereto of some or all of the shares sought to be registered


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                  creates a substantial risk that the proceeds or price per
                  unit, which the sellers of securities covered by such registration will derive from the sale of such securities pursuant to such registration, will be reduced or that the number of securities to be registered (including those sought to be registered by the Company and those sought to be registered by the Consultant is too large a number to be reasonably sold, then the number of shares sought to be registered by the Consultant shall be reduced to the extent necessary to reduce the number of securities to be registered to the number recommended by the managing underwriter. In no instance shall the Company be required to reduce the number of shares of common stock it seeks to register to enable shares underlying the Warrants.

         13.      Miscellaneous.

                  a. Benefit. This Agreement shall inure to the benefit of the parties thereto and their respective successors and assigns.

                  b. Entire Agreement. This Agreement contains the entire understanding of the parties hereto in respect of the subject matter contained herein. There are no representations, warranties, promises, covenants or undertakings other than those expressly set forth herein. This Agreement supersedes all prior agreements, whether written or oral, between the parties with respect to the subject matter hereof. This Agreement may be amended only by a written agreement duly executed by the parties hereto. Any condition to a particular party's obligations hereunder may be waived in writing by such party.

                  c. Headings. The headings contained in this Agreement have been inserted for convenience and reference purposes only and shall not affect the meaning or interpretation hereof in any manner whatsoever.

                  d. Separability. If any of the terms, provisions or conditions contained in this Agreement shall be declared to be invalid or void in any judicial proceeding, this Agreement shall be honored and enforced to the extent of its validity, and those provisions not declared invalid shall remain in full force and effect.

                  e. Notices. All notices, requests, demands and other communications required or permitted to be given hereunder shall be deemed given when received by the parties at the addresses below or to such other address, or the attention of such other party, as the parties shall advise the other by notice given in conformity herewith.

                           If to the Company:         Pet Quarters, Inc.
                                                      720 E. Front Street
                                                      Lonoke, Arkansas 72086
                                                      Attn: Steve Dempsey



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                           If to the Consultant:      Aries Equity Corp.
                                                      3942 Jane Lane
                                                      Oceanside, NY 11572
                                                      Attn.: D. Robert Albi, CEO

                           or to such other address, or the attention of such other party, as the parties shall advise the other by notice given in conformity herewith.

         14. Governing Law. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of New York without giving effect to conflicts of law.

         15. Counterparts. This Agreement may be executed in counterparts each of which shall be deemed an original and all of which together shall constitute one and the same agreement.

         16. Assignments. This Agreement may not be assigned by either party except that the Consultant may assign its right to Compensation under this Agreement, but not its responsibilities, obligations, duties and liabilities, to D. Robert Albi or any other entity then controlled by D. Robert Albi, and upon such assignment, the assignee shall assume the same responsibilities, obligations, duties and liabilities as Consultant has under this Agreement.

         17. Facsimile Signatures. Facsimile signatures on counterparts of this Agreement are hereby authorized and shall be acknowledged as if such facsimile signatures were an original execution, and this agreement shall be deemed as executed when an executed facsimile hereof is transmitted by a party to any other party.

         18. Arbitration. Any dispute controversy, difference or claim arising between the parties out of, relating to or in connection with this Agreement, shall be settled by arbitration in accordance with the applicable rules of the American Arbitration Association then in effect. Any arbitration hearing shall be held in Nassau County, New York. This agreement to arbitrate shall be specifically enforceable. The award of the arbitrator(s) shall be final and binding, on the parties and judgment upon any such award shall be enforceable by the prevailing party before the courts of competent jurisdiction of the non-prevailing party's domicile. This provision shall survive the termination of this Agreement. In the event one of the parties gives the other parties notice of arbitration, the parties shall agree upon the arbitrator within thirty days from the date of such notice, and if they fail to do so, the arbitrator shall be selected by the American Arbitration Association. The reasonable compensation and expenses of the arbitration shall be shared equally by the parties. In each instance, the decision of the arbitrator shall be final and binding.



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              IN WITNESS WHEREOF, the parties hereto have executed this
Agreement as of the day and year first above written.

ARIES EQUITY CORP.                     PET QUARTERS, INC.


By:                                    By:
   -------------------------------        --------------------------------
   D. Robert Albi, President              Steve Dempsey, CEO



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